08 Aug 2024 Life360 Reports Record Q2 2024 Results Monthly Active Users Reached Approximately 71 million for the Quarter Paying Circles Reached Over 2 million with a Record for Global Net Additions Total Revenue Grew 20% Year-Over-Year to $84.9 million Guidance Upgraded for Total Revenue and Adjusted EBITDA SAN FRANCISCO, California. San Francisco area-based Life360, Inc. (Life360 or the Company) (NASDAQ: LIF) (ASX: 360) today reported unaudited financial results for the quarter ended June 30, 2024. The Company achieved record quarterly results in Monthly Active Users (“MAUs”), Paying Circles, and Subscription Revenue. Life360 also successfully completed its initial public offering (IPO) in the United States and began trading on the NASDAQ Global Select Market on June 6, 2024. “Q2’24 was excellent for Life360, as we set new records in business and financial performance, and completed our U.S. IPO,“ said Life360 Co-founder and Chief Executive Officer Chris Hulls. “Our positive results in Q2'24 continued across our strategic growth priorities. First, we grew our free members base by 4.3 million MAUs and reached 70.6 million overall. Next, we increased net Paying Circles by 132 thousand in Q2’24 compared to the 96 thousand increase in Q1’24, a new quarterly record for global net additions. Our focus on international growth also contributed significantly to our performance, as we grew our international MAUs by 48% YoY and our international Paying Circles by 42% YoY. We believe that we are very early on in penetrating our global market opportunity, and that we have significant headroom to grow as we expand to new regions, and launch new safety, connection, and location features that make everyday family life better throughout all life stages.” “We also continue to make excellent progress in creating new revenue streams from our existing member base,” continued Hulls. “Earlier this year, we launched a new advertising offering, which is now live for U.S. members, and available soon globally. Importantly, we are focused on providing our members with contextually relevant ads that enhance their user experience by leveraging our extensive first-party location data.” Hulls further elaborated, “Following the rapid development of our programmatic ad capability, and positive signals in early testing with both users and advertisers, we initiated our direct sales efforts in June. Revenue from our ad offering has continued to expand in Q2’24, and we have been actively engaging with multiple prospective large advertisers and potential partners which align well with our loyal user base of families. The recently expanded partnership agreement with our longtime partner Arity demonstrates traction from these efforts. We continue to expect a noticeable increase in revenue contribution from ads in the second half of 2024, as we build our ad sales, measurement and tech capabilities, and further enable our platform through service integrations like those in place with The Trade Desk, LiveRamp, PubMatic, and Google Ad Manager. We anticipate we can scale ad revenue substantially in the years ahead.” “In August, we also expanded and extended our data partnership with Placer.ai, which creates opportunities for increased revenue both near and long term,” continued Hulls. “And we are moving through the finalization process of our relationship with Hubble,” said Hulls. “We remain excited about the long-term potential of their satellite-to-bluetooth technology combined with our location network.” Life360 Chief Financial Officer Russell Burke noted, “We continued to take meaningful steps on our path to profitability during the quarter, and our U.S. IPO enhanced our strategic flexibility.” Burke continued, “While costs from the U.S. IPO impacted our Net Loss versus the prior year, we achieved our seventh consecutive quarter of positive Adjusted EBITDA1, and our fifth consecutive quarter of positive Operating Cash Flow. Our commitment to balancing growth with expanding profitability was reflected in our Q2’24 results, as our total revenue reached $84.9 million and grew 20% YoY, while our total operating expenses increased 12% YoY. We remain on track to reach our target of sustained positive EBITDA1 in 2025.” Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

Q2’24 Financial Highlights • Total Q2’24 revenue of $84.9 million, a YoY increase of 20%, with total subscription revenue of $65.7 million, up 25% YoY and Core subscription revenue2 of $60.2 million, up 25% YoY. • Annualized Monthly Revenue (AMR) of $304.8 million, up 23% YoY. • Q2’24 Net Loss of $(11.0) million, which includes IPO-related transaction costs of $5.8 million and a provision for income tax3 that was $5.2 million higher than in Q2’23. We expect 2024 income tax expense to be between $2.0 million to $4.0 million. • Positive Adjusted EBITDA1 of $11.0 million and EBITDA1 loss of $(5.6) million compared to positive Adjusted EBITDA of $5.7 million and EBITDA loss of $(2.0) million, respectively, in Q2’23. The Q2’24 EBITDA loss includes the $5.8 million in IPO-related transaction costs. • Positive Operating Cash Flow of $3.3 million, which includes the impact of IPO-related transaction costs of $5.8 million. • Quarter-end cash, cash equivalents and restricted cash of $162.0 million, an increase of $87.4 million from Q1’24, which was primarily the result of net capital raised in the U.S. IPO and IPO-related transaction costs in the quarter. Q2’24 Operating Highlights and 2024 Outlook • Q2’24 global MAU net adds of 4.3 million were up 31% YoY to approximately 70.6 million, with significant momentum from organic growth. • Q2’24 global Paying Circle net additions of 132 thousand were a Q2 record, up 25% YoY. Total Paying Circles reached 2.0 million, supported by improved conversion and retention. • Average Revenue Per Paying Circle (“ARPPC”) increased nearly 6% YoY due mainly to impacts from price increases for existing Life360 Android subscribers that were completed by the end of Q2’23, as well as from the UK and ANZ Triple Tier memberships launched in October 2023 and April 2024, respectively. • 2024 guidance updated: Consolidated revenue of $370-$378 million; Core subscription revenue2 growth of 25%+ YoY; positive Adjusted EBITDA1 of $36 million - $41 million; EBITDA1 loss of $(8) million - $(13) million; year-end cash balance of $150 million - $160 million. 1 Adjusted EBITDA and EBITDA are Non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Loss to each of EBITDA and Adjusted EBITDA, refer to the “EBITDA and Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections below. 2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section below. 3 The provision for income taxes for interim quarterly reporting periods is based on the Company's estimates of the effective tax rates for the full fiscal year in accordance with ASC 740-270, Income Taxes, Interim Reporting. ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate be applied to year to date income/loss in interim periods. The effective tax rate in any quarter may be subject to fluctuations during the year as new information is obtained, which may positively or negatively affect the assumptions used to estimate the annual effective tax rate, including factors such as valuation allowances against deferred tax assets, the recognition or de-recognition of tax benefits related to uncertain tax position, if any, and changes in or the interpretation of tax laws in jurisdictions where the Company conducts business. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 2

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q2 2024	Q1 2024	Q2 2023	% QoQ	% YoY
Core[4]					
Monthly Active Users (MAU) - Global[5]	70.6	66.4	54.0	6 %	31 %
U.S.	40.5	38.8	33.6	4 %	20 %
International	30.1	27.5	20.4	9 %	48 %
ANZ	2.4	2.2	1.7	8 %	35 %
Paying Circles - Global[6]	2.0	1.9	1.6	7 %	25 %
U.S.	1.5	1.4	1.2	6 %	19 %
International	0.6	0.5	0.4	11 %	42 %
Average Revenue per Paying Circle (ARPPC)[7,8]	$ 125.96	$ 123.97	$ 119.25	2 %	6 %
Life360 Consolidated					
Subscriptions[9]	2.7	2.5	2.2	5 %	20 %
Average Revenue per Paying Subscription (ARPPS)[8,10]	$ 104.00	$ 102.02	$ 97.83	2 %	6 %
Net hardware units shipped (standalone)[12]	0.7	0.5	0.7	23 %	— %
Average Selling Price (ASP)[11,13]	$ 15.92	$ 16.50	$ 15.76	(4)%	1 %
Annualized Monthly Revenue (AMR)	$ 304.8	$ 284.7	$ 248.7	7 %	23 %

4 Core metrics relate solely to the Life360 mobile application.

5 A monthly active user ("MAU") is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup.

6 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period.

7 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period.

8 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(1.3) million and $(2.6) million for the three and six months ended June 30, 2024, respectively, and $(0.7) million for the three and six months ended June 30, 2023.

9 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

10 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period.

11 Excludes revenue related to bundled Life360 subscription and hardware offerings of $1.3 million and $2.5 million for the three and six months ended June 30, 2024, respectively, and $1.1 million for the three and six months ended June 30, 2023.

12 Net hardware units shipped (standalone) represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

13 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period.

- Global MAU increased 31% YoY to approximately 70.6 million, with Q2'24 net additions of 4.3 million. U.S. MAU increased 20% YoY, with Q2'24 net adds of 1.7 million. International MAU increased 48% YoY, with Q2'24 net adds of 2.6 million. ANZ MAU increased 35% YoY to 2.4 million.
- Q2'24 global Paying Circle net additions of 132 thousand were a new quarterly record, with strong performance in both U.S. and international markets. U.S. Paying Circles increased 19% YoY on the back of both higher registrations and improved conversion and retention metrics. International Paying Circles maintained strong momentum, up 42% YoY. UK Paying Circles increased 14% YoY and ANZ Paying Circles increased 36% YoY.
- Q2'24 global ARPPC increased 6% YoY. The uplift to global ARPPC due to price increases was tempered by a 14% increase in the weighting of international Paying Circles as a percentage of global Paying Circles, reflecting faster growth in international regions that have lower pricing relative to the U.S. Q2'24 U.S. ARPPC increased 8% YoY, benefiting from a full quarter impact of price increases for existing U.S. Android subscribers in Q2'23. Q2'24 international ARPPC increased 12% YoY with positive impacts from Triple Tier membership launches and legacy price increases in the UK and ANZ.
- Q2'24 net hardware units shipped were flat YoY for the standalone hardware business, and Average Selling Price was 1% higher YoY due to fewer discounts and promotions offered compared to the prior year. Tile's product refresh remains on track for the Q4'24 holiday season.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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- June 2024 AMR increased 23% YoY, benefiting from accelerating subscription revenue momentum over the course of Q2'24.

Operating Results

Revenue

($ millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
	(unaudited)			
Subscription revenue	$ 65.7	$ 52.7	$ 127.3	$ 104.4
U.S. subscription revenue	57.4	47.0	111.9	92.7
International subscription revenue	8.3	5.7	15.4	11.7
Hardware revenue	11.9	11.6	22.1	21.6
Other revenue	7.3	6.5	13.7	13.0
Total revenue	$ 84.9	$ 70.8	$ 163.1	$ 138.9

- Q2'24 total subscription revenue increased 25% YoY to $65.7 million despite the increased allocation of bundled revenue to hardware. Q2'24 Hardware revenue increased 3% YoY to $11.9 million, driven by the contribution from bundling and fewer discounts offered, along with relatively flat Average Selling Price and net hardware units shipped. Q2'24 Other revenue of $7.3 million was $0.8 million higher YoY due to a combination of a ramp-up of advertising revenue and incremental data revenue.

Core Subscription Revenue

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from and the overall success of our core product offering. Core subscription revenue increased 25% YoY primarily driven by a 25% YoY increase in Paying Circles and a 6% higher ARPPC, despite being offset by the impact of increased bundled offerings.[14]

($ millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
		(unaudited)		
Subscription revenue	$ 65.7	$ 52.7	$ 127.3	$ 104.4
Non-Core subscription revenue	(5.5)	(4.7)	(11.3)	(10.2)
Core subscription revenue[15]	$ 60.2	$ 48.0	$ 116.0	$ 94.2

14 Refer to the 'Key Performance Indicators' section above for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented.

15 Beginning with the second quarter of 2024, this definition has been updated and calculated in accordance with GAAP.

Gross Profit

($ millions, except percentages)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
		(unaudited)		
Gross Profit	$ 63.6	$ 54.8	$ 123.6	$ 104.6
Gross Margin	*75 %*	*77 %*	*76 %*	*75 %*
Gross Margin (Subscription Only)	*84 %*	*88 %*	*85 %*	*86 %*

- Q2'24 gross margin decreased to 75% from 77% in the prior year period, driven by lower subscription and hardware gross margins due to a favorable impact to gross margin in Q2'23 from the discontinuation of battery related membership benefits. Excluding this benefit, subscription and hardware margins would have been stable year-over-year.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Operating Expenses

($ millions)	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023		Six Months Ended June 30, 2024		Six Months Ended June 30, 2023	
			(unaudited)					
Research and development	$	27.0	$	23.2	$	54.3	$	50.4
Sales and marketing		24.4		23.3		49.1		47.7
Paid acquisition & TV		*4.2*		*6.6*		*10.2*		*13.0*
Other sales and marketing		*7.6*		*6.2*		*14.5*		*13.9*
Commissions		*12.6*		*10.5*		*24.4*		*20.8*
General and administrative		14.6		12.5		29.0		25.7
Total operating expenses	**$**	**66.0**	**$**	**59.0**	**$**	**132.4**	**$**	**123.7**
Total operating expenses as % of revenue		*78 %*		*83 %*		*81 %*		*89 %*

- Q2'24 operating expenses increased 12% YoY despite revenue growth of 20%, demonstrating strong operating leverage.
- Research and development costs increased 17% YoY, primarily driven by higher personnel-related costs, technology, and outside services spend.
- Sales and marketing costs increased 4% YoY, primarily due to an increase in commissions, in line with the 20% increase in subscriptions, offset by a decrease in paid user acquisition costs in Q2'24 due to prioritization of marketing investments in the second half of 2024 for back to school and the launch of a new Tile hardware product line.
- General and administrative expenses increased 17% YoY, primarily driven by ongoing public company compliance costs.

Cash Flow

($ millions)	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023		Six Months Ended June 30, 2024		Six Months Ended June 30, 2023	
			(unaudited)					
Net cash provided by (used in) operating activities	$	3.3	$	3.7	$	13.9	$	(5.5)
Net cash used in investing activities		(1.2)		(0.5)		(2.3)		(0.9)
Net cash provided by (used in) financing activities		85.4		(15.1)		79.7		(19.8)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash		87.4		(11.9)		91.3		(26.2)
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$**	**162.0**	**$**	**64.2**	**$**	**162.0**	**$**	**64.2**

- Life360 ended Q2'24 with cash, cash equivalents and restricted cash of $162.0 million, an increase of $87.4 million from Q1'24.
- Q2'24 operating cash flow of $3.3 million was offset by $1.2 million used in investing activities related to payments for internally developed software, while $85.4 million was provided in financing activities primarily related to $93.0 million from the U.S. IPO, partially offset by $7.8 million in taxes paid for the net settlement of equity awards.
- Q2'24 net cash provided by operating activities of $3.3 million was lower than Adjusted EBITDA of $11.0 million primarily due to $5.8 million in U.S. IPO-related transaction costs, which include secondary offering costs of $5.5 million, and timing of receipts and payables. See EBITDA and Adjusted EBITDA section below for definition and reconciliation of Adjusted EBITDA.

EBITDA and Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Non-GAAP financial measures include earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA Margin. EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability (iii) provision for income taxes, (iv) depreciation and amortization and (v) other income, net. Adjusted EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability (iii) provision for income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, and (x) the adjustment in connection with membership benefit. These items are excluded from EBITDA and Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
($ thousands, except percentages)				
Net loss	$ (10,964)	$ (4,413)	$ (20,741)	$ (18,484)
Net loss margin	*(13)%*	*(6)%*	*(13)%*	*(13)%*
Add (deduct):				
Convertible notes fair value adjustment[16]	—	266	608	194
Derivative liability fair value adjustment[16]	—	254	1,707	240
Loss on settlement of convertible notes	440	—	440	—
Gain on settlement of derivative liability	(1,924)	—	(1,924)	—
Provision for income taxes	5,478	267	6,872	375
Depreciation and amortization[17]	2,366	2,276	4,661	4,549
Other income, net	(961)	(617)	(1,272)	(1,460)
EBITDA	$ (5,565)	$ (1,967)	$ (9,649)	$ (14,586)
Stock-based compensation	10,786	9,269	19,047	18,224
IPO-related transaction costs, including secondary offering costs	5,784	—	5,784	—
Workplace restructuring costs[18]	—	478	105	3,732
Write-off of obsolete inventory[19]	—	—	—	916
Adjustment in connection with membership benefit[20]	—	(2,094)	—	(2,094)
Adjusted EBITDA	$ 11,005	$ 5,686	$ 15,287	$ 6,192
Adjusted EBITDA margin	*13 %*	*8 %*	*9 %*	*4 %*

16 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.

17 Includes depreciation on fixed assets and amortization of intangible assets.

18 Relates to non-recurring personnel and severance related expenses in connection with the workplace restructuring announced on January 12, 2023.

19 Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.

20 Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.

- Q2'24 delivered a positive Adjusted EBITDA contribution of $11.0 million versus $5.7 million in Q2'23 as a result of continued strong subscription revenue growth and improved operating leverage.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

6

Earnings Guidance21 Life360 has updated its 2024 earnings guidance and expects to deliver the following metrics which include both the early revenue and set-up costs for the new advertising business, as well as an intentional reallocation of paid acquisition and other marketing costs from Q2’24 to Q3’24, resulting in a spend of approximately $6.0 million more than in Q2’24 related to back to school and the new product launch for Tile: • Consolidated revenue of $370 million - $378 million (upgraded from $365 million - $370 million), with Core subscription revenue22 growth of 25%+ YoY (upgraded from 20%+ YoY); ◦ Includes anticipated additional revenue of $1-2 million from the extended Placer.ai partnership agreement; • Positive Adjusted EBITDA23 of $36 million - $41 million (upgraded from $30 million - $35 million); • EBITDA23 loss of $(8) million to $(13) million; including the $5.8 million in IPO-related transaction costs; • Positive Operating Cash Flow for each quarter of 2024; and • Year-end cash, cash equivalents and restricted cash of $150 million - $160 million. The forecast includes expected significantly higher outflows from RSU settlements, the anticipated investment in Hubble, IPO proceeds and related transaction costs, and timing variations in working capital in Q4’24 related to hardware inventory and the new product launch. The company expects to continue to be Adjusted EBITDA positive on a quarterly basis going forward, to achieve positive EBITDA in Q4 due to usual seasonality, and to be consistently EBITDA positive on a quarterly basis in 2025. 21 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP. 22 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the Core Subscription Revenue section above. 23 Adjusted EBITDA and EBITDA are non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Loss to each of Adjusted EBITDA and EBITDA, refer to the “EBITDA and Adjusted EBITDA” section above and the “Supplementary and Non-GAAP Financial Information” section below. Investor Conference Call A conference call will be held today as follows: AEST: Friday 9 August 2024 at 8.00am US PT: Thursday 8 August 2024 at 3.00pm US ET: Thursday 8 August 2024 at 6.00pm The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details Australia: +61 2 8015 6011 U.S.: +1 669 444 9171 Other countries: details Meeting ID: 949 2776 8341 A replay will be available after the call at https://investors.life360.com Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 71 million monthly active users (MAU), as of June 30, 2024, across more than 170 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Contacts For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au For U.S. investors For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno investors@life360.com press@life360.com Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, advertising revenue, other revenue and consolidated revenue and ability to create new revenue streams; the timing of the launch of advertising globally and its expectation that it can scale ad revenue substantially in the years ahead; its strong position to deliver targeted advertising in a manner that enhances the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, EBITDA, and operating cash flow; its capital position; future growth and market opportunity; plans to launch new features and products; the impact of past price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations and subscriber churn; scaling its MAU base; the expected timing of Tile’s product refresh; its ability to establish a strategic partnership with Hubble; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024 and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Subscription revenue	$ 65,678	$ 52,727	$ 127,257	$ 104,391
Hardware revenue	11,901	11,585	22,089	21,569
Other revenue	7,284	6,476	13,744	12,971
Total revenue	84,863	70,788	163,090	138,931
Cost of subscription revenue	10,393	6,388	19,708	14,433
Cost of hardware revenue	9,922	8,736	17,934	18,162
Cost of other revenue	922	881	1,809	1,723
Total cost of revenue	21,237	16,005	39,451	34,318
Gross profit	63,626	54,783	123,639	104,613
Operating expenses:				
Research and development	27,013	23,182	54,271	50,379
Sales and marketing	24,363	23,347	49,096	47,663
General and administrative	14,613	12,497	29,014	25,706
Total operating expenses	65,989	59,026	132,381	123,748
Loss from operations	(2,363)	(4,243)	(8,742)	(19,135)
Other income (expense):				
Convertible notes fair value adjustment	—	(266)	(608)	(194)
Derivative liability fair value adjustment	—	(254)	(1,707)	(240)
Loss on settlement of convertible notes	(440)	—	(440)	—
Gain on settlement of derivative liability	1,924	—	1,924	—
Other income (expense), net	(4,607)	617	(4,296)	1,460
Total other income (expense), net	(3,123)	97	(5,127)	1,026
Loss before income taxes	(5,486)	(4,146)	(13,869)	(18,109)
Provision for income taxes	5,478	267	6,872	375
Net loss	$ (10,964)	$ (4,413)	$ (20,741)	$ (18,484)
Net loss per share, basic and diluted	$ (0.15)	$ (0.07)	$ (0.30)	$ (0.28)
Weighted-average shares used in computing net loss per share, basic and diluted	70,760,080	66,467,200	69,647,853	66,032,405
Comprehensive loss				
Net loss	$ (10,964)	$ (4,413)	(20,741)	(18,484)
Change in foreign currency translation adjustment	(4)	2	(3)	26
Total comprehensive loss	$ (10,968)	$ (4,411)	$ (20,744)	$ (18,458)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

9

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) June 30, 2024 December 31, 2023 Assets Current Assets: Cash and cash equivalents $ 160,793 $ 68,964 Accounts receivable, net 40,626 42,180 Inventory 5,545 4,099 Costs capitalized to obtain contracts, net 958 1,010 Prepaid expenses and other current assets 10,503 15,174 Total current assets 218,425 131,427 Restricted cash, noncurrent 1,217 1,749 Property and equipment, net 1,749 730 Costs capitalized to obtain contracts, noncurrent 1,008 834 Prepaid expenses and other assets, noncurrent 5,495 6,848 Operating lease right-of-use asset 851 1,014 Intangible assets, net 43,520 45,441 Goodwill 133,674 133,674 Total Assets $ 405,939 $ 321,717 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 10,031 $ 5,896 Accrued expenses and other current liabilities 32,137 27,538 Convertible notes, current — 3,449 Deferred revenue, current 35,460 33,932 Total current liabilities 77,628 70,815 Convertible notes, noncurrent — 1,056 Derivative liability, noncurrent — 217 Deferred revenue, noncurrent 935 1,842 Other liabilities, noncurrent 660 723 Total Liabilities $ 79,223 $ 74,653 Commitments and Contingencies Stockholders’ Equity Common Stock 74 70 Additional paid-in capital 632,520 532,128 Accumulated deficit (305,884) (285,143) Accumulated other comprehensive income 6 9 Total stockholders’ equity 326,716 247,064 Total Liabilities and Stockholders’ Equity $ 405,939 $ 321,717 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Six Months Ended June 30, 2024 2023 Cash Flows from Operating Activities: Net loss $ (20,741) $ (18,484) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 4,661 4,549 Amortization of costs capitalized to obtain contracts 663 864 Amortization of operating lease right-of-use asset 163 460 Stock-based compensation expense, net of amounts capitalized 19,047 18,224 Compensation expense in connection with revesting notes — 73 Non-cash interest expense, net 59 295 Convertible notes fair value adjustment 608 194 Derivative liability fair value adjustment 1,707 240 Loss on settlement of convertible notes 440 — Gain on settlement of derivative liability (1,924) — Non-cash revenue from investment (891) (993) Inventory write-off — 916 Adjustment in connection with membership benefit — (2,094) Changes in operating assets and liabilities, net of acquisitions: Accounts receivable, net 1,554 (343) Prepaid expenses and other assets 6,024 (932) Inventory (1,446) (480) Costs capitalized to obtain contracts, net (785) (994) Accounts payable 4,135 (6,680) Accrued expenses and other current liabilities (783) (1,356) Deferred revenue 1,512 1,055 Other liabilities, noncurrent (63) (42) Net cash provided by (used in) operating activities 13,940 (5,528) Cash Flows from Investing Activities: Internal use software (2,272) (865) Purchase of property and equipment (51) (26) Net cash used in investing activities (2,323) (891) Cash Flows from Financing Activities: Indemnity escrow payment in connection with an acquisition — (13,128) Proceeds from the exercise of stock options and warrants 4,461 1,569 Taxes paid related to net settlement of equity awards (15,944) (8,551) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions 93,000 — Payments of U.S. initial public offering issuance costs (1,837) — Proceeds from repayment of notes due from affiliates — 314 Net cash provided by (used in) financing activities 79,680 (19,796) Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash 91,297 (26,215) Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 70,713 90,365 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 162,010 $ 64,150 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Supplemental disclosure: Cash paid during the period for taxes $ 1,651 $ 250 Cash paid during the period for interest 46 — Non-cash investing and financing activities: Right of use asset recognized in connection with lease modification — 1,054 Operating lease liability recognized in connection with lease modification — 1,054 Conversion of September 2021 Convertible Notes to common stock 3,548 — Conversion of July 2021 Convertible Notes and accrued interest to common stock 2,203 — Property and equipment included within accrued expenses and other current liabilities 1,063 — Stock-based compensation included in internal use software 373 — IPO-related transaction costs included in accrued expenses and other current liabilities 4,455 — Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as EBITDA, Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, U.S. IPO-related transaction costs, and the adjustment in connection with membership benefit. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 13

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[24]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
(in millions)				
Cost of subscription revenue, GAAP	$ 10.4	$ 6.4	$ 19.7	$ 14.4
Less: Depreciation and amortization, GAAP	(0.4)	(0.3)	(0.7)	(0.6)
Less: Stock-based compensation, GAAP	(0.2)	(0.2)	(0.4)	(0.3)
Less: Severance and other, GAAP	—	—	—	(0.1)
Less: Adjustment in connection with membership benefit, GAAP	—	1.8	—	1.8
Total cost of subscription revenue, Non-GAAP	$ 9.8	$ 7.7	$ 18.7	$ 15.3
Cost of hardware revenue, GAAP	$ 9.9	$ 8.7	$ 17.9	$ 18.2
Less: Depreciation and amortization, GAAP	(0.9)	(0.9)	(1.8)	(1.8)
Less: Stock-based compensation, GAAP	(0.2)	(0.2)	(0.4)	(0.4)
Less: Severance and other, GAAP	—	—	—	(0.1)
Less: Adjustment in connection with membership benefit, GAAP	—	0.3	—	0.3
Total cost of hardware revenue, Non-GAAP	$ 8.8	$ 7.9	$ 15.7	$ 16.2
Cost of other revenue, GAAP	$ 0.9	$ 0.9	$ 1.8	$ 1.7
Total cost of other revenue, Non-GAAP	$ 0.9	$ 0.9	$ 1.8	$ 1.7
Cost of revenue, GAAP	$ 21.2	$ 16.0	$ 39.5	$ 34.3
Less: Depreciation and amortization, GAAP	(1.3)	(1.2)	(2.5)	(2.4)
Less: Stock-based compensation, GAAP	(0.4)	(0.4)	(0.8)	(0.7)
Less: Severance and other, GAAP	—	—	—	(0.2)
Less: Adjustment in connection with membership benefit, GAAP	—	2.1	—	2.1
Total cost of revenue, Non-GAAP	$ 19.5	$ 16.5	$ 36.2	$ 33.1

24 For the definition of cost of revenue, Non-GAAP, refer to the Supplementary and Non-GAAP Financial Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

14

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[25]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
(in millions)				
Research and development expense, GAAP	$ 27.0	$ 23.2	$ 54.3	$ 50.4
Less: Stock-based compensation, GAAP	(6.5)	(5.3)	(11.8)	(10.1)
Less: Severance and other, GAAP	—	—	—	(2.8)
Total Research and development, Non-GAAP	$ 20.5	$ 17.9	$ 42.4	$ 37.5
Sales and marketing expense, GAAP	$ 24.4	$ 23.3	$ 49.1	$ 47.7
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(2.1)	(2.1)
Less: Stock-based compensation, GAAP	(0.8)	(0.6)	(1.4)	(1.5)
Less: Severance and other, GAAP	—	(0.1)	—	(0.8)
Total Sales and marketing expense, Non-GAAP	$ 22.5	$ 21.6	$ 45.6	$ 43.3
General and administrative expense, GAAP	$ 14.6	$ 12.5	$ 29.0	$ 25.7
Less: Stock-based compensation, GAAP	(3.1)	(3.0)	(5.1)	(5.9)
Less: Severance and other, GAAP	(0.3)	(0.4)	(0.4)	(0.9)
Total General and administrative expense, Non-GAAP	$ 11.2	$ 9.1	$ 23.6	$ 18.8
Total Operating expenses, GAAP	$ 66.0	$ 59.0	$ 132.4	$ 123.7
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(2.1)	(2.2)
Less: Stock-based compensation, GAAP	(10.4)	(8.9)	(18.3)	(17.5)
Less: Severance and other, GAAP	(0.3)	(0.5)	(0.4)	(4.5)
Total Operating expenses, Non-GAAP	$ 54.3	$ 48.6	$ 111.6	$ 99.6

25 For the definition of operating expenses, Non-GAAP, refer to the Supplementary and Non-GAAP Operating Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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